UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

May 20, 2002

Date of Report (date of earliest event reported)

WIRELESS FACILITIES, INC.

(Exact name of Registrant as specified in charter)

Delaware	000-27231	13-3818604
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4810 Eastgate Mall
San Diego, California 92121
(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 228-2000

N/A

(Former name or former address, if changed since last report)

Item 5.    Other Events

On May 16, 2002, Wireless Facilities, Inc., a Delaware corporation (the “Company” or the “Registrant”), entered into an agreement to sell $45 million of its Series B preferred stock in a private placement to investment funds managed by Oak Investment Partners, Meritech Capital Partners and to a single private investor, Sean Tayebi, Ph.D., who is the brother of Masood K. Tayebi, Ph.D., the Company’s founder and Chief Executive Officer. Pursuant to the agreement, upon the completion of certain closing conditions, affiliates of Oak Investment Partners, Meritech Capital Partners and Dr. Tayebi will purchase shares of Series B preferred stock for a common stock equivalent price of $5.00 per share. All of the shares of Series B preferred stock will be sold by the Company. A copy of the press release containing the announcement is filed herewith as Exhibit 99.1 and is incorporated herein by this reference.

Item 7.    Financial Statements and Exhibits

(c)	Exhibits

4.1
Preferred Stock Purchase Agreement dated as of May 16, 2002 among the Company, Meritech Capital Partners II L.P., Meritech Capital Affiliates II L.P., MCB Entrepreneur Partners II L.P., Oak Investment Partners X, Limited Partnership, Oak X Affiliates Fund, Limited Partnership, and the KLS Trust dated July 14, 1999, including Exhibit A thereto.

99.1	Press release of Wireless Facilities, Inc. dated May 20, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 20, 2002
WIRELESS FACILITIES, INC.

/S/ WM. BRADFORD WELLER
Name: Wm. Bradford Weller
Title: Vice President, Legal Affairs, General Counsel and Secretary

Index to Exhibits Filed with the Current Report on Form 8-K Dated May 20, 2002

Exhibit Number	Description

4.1
Preferred Stock Purchase Agreement dated as of May 16, 2002 among the Company, Meritech Capital Partners II L.P., Meritech Capital Affiliates II L.P., MCB Entrepreneur Partners II L.P., Oak Investment Partners X, Limited Partnership, Oak X Affiliates Fund, Limited Partnership, and the KLS Trust dated July 14, 1999, including Exhibit A thereto.

99.1	Press release of Wireless Facilities, Inc. dated May 20, 2002.